As filed with the Securities and Exchange Commission on July 20, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	41-1741861
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3349 HIGHWAY 138, BUILDING A, SUITE E

WALL, NJ 07719

(732) 359-1100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael DePasquale

Chief Executive Officer

BIO-key International, Inc.

3349 HIGHWAY 138, BUILDING A, SUITE E

WALL, NJ 07719

(732) 359-1100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Vincent A. Vietti Fox Rothschild LLP 997 Lenox Drive, Building 3 Lawrenceville, NJ 08648 (609) 896-3600	Barry I. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-239782)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities being Registered	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee
Shares of common stock, $0.0001 par value per share	$4,140,000	$537.38
Warrants to purchase shares of common stock(4)
Shares of common stock issuable upon exercise of the Warrants	$4,140,000	$537.38
Pre-Funded Warrants to purchase shares of common stock	(5)
Shares of common stock issuable upon exercise of the Pre-Funded Warrants (4)
Total	$8,280,000	$1,074.76(6)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Includes the offering price of any additional shares of common stock and warrants to purchase shares of common stock that the underwriters have the right to purchase from the Registrant.
(4)	No fee is required pursuant to Rule 457(i) under the Securities Act.
(5)

The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in the offering, and, as such, the proposed maximum aggregate offering price of the common stock and Pre-Funded Warrants (including the common stock issuable upon exercise of the Pre-Funded Warrants), if any, is $24,840,000.

(6)

The registrant previously registered securities having a proposed maximum aggregate offering price of $20,700,000 on its Registration Statement on Form S-1, as amended (File No. 333-239782) (the “Related Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 20, 2020 and paid a fee of $5,373.72. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of an additional 3,000,000 shares of common stock, par value $0.0001 per share, and additional warrants to purchase 3,000,000 shares of our common stock of BIO-key International, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including an additional 450,000 shares of common stock and additional warrants to purchase 450,000 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-239782) (the “Prior Registration Statement”), initially filed by the Registrant on July 9, 2020 and declared effective by the Securities and Exchange Commission on July 20, 2020. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-239782), including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-239782 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Fox Rothschild LLP

23.1	Consent of RMSBG

23.2	Consent of Penchansky & Co., PLLC

23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wall, New Jersey, on the 20th day of July 2020.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael DePasquale
Michael DePasquale
Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

By:	/s/ Cecilia Welch
Cecilia Welch
Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of BIO-key International, Inc., hereby severally constitute and appoint Michael W. DePasquale, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable BIO-key International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael DePasquale	Chairman of the Board of Directors and Chief Executive Officer	July 20, 2020
Michael DePasquale	(Principal Executive Officer)

/s/ Cecilia Welch	Chief Financial Officer	July 20, 2020
Cecilia Welch	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 20, 2020
Robert J. Michel

*	Director	July 20, 2020
Thomas E. Bush III

*	Director	July 20, 2020
Thomas Gilley

*	Director	July 20, 2020
Peter Knook

*	Director	July 20, 2020
Wong Kwok Fong

*	Director	July 20, 2020
Manny Alia

*By:   /s/ Michael DePasquale

               Michael DePasquale

               Attorney-in-fact